SECRETARY of STATE )
                   ) SS:
STATE of NEVADA    )

                            CERTIFICATE OF EXISTENCE
                          WITH STATUS IN GOOD STANDING

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, and limited-liability partnerships pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, FORTUNE FINANCIAL SYSTEMS, INC., as a corporation, duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since June 6, 1994, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on November 25, 1996.

/s/ Dean Heller
---------------
Secretary of State

/s/ Certification Clerk
-----------------------
Certification Clerk

SECRETARY of STATE )
                   ) SS:
STATE of NEVADA    )


                           CERTIFICATE OF NAME CHANGE

I, DEAN HELLER, the duly qualified and elected Nevada Secretary of State, do hereby certify that on October 15, 1996, a Certificate of Amendment to its Articles of Incorporation changing the name to FORTUNE FINANCIAL SYSTEMS, INC., was filed in this office by FORTUNE 21, INCORPORATED. Said change of name has been made in accordance with the laws of the State of Nevada and that said Certificate of Amendment is now on file and of record in this office.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on JULY 8, 1997.



/s/ Dean Heller
---------------
Secretary of State

/s/ Certification Clerk
-----------------------
Certification Clerk

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                           U.S. MEDICAL SERVICES INC.


         FIRST. The name of the corporation is:  U.S. MEDICAL SERVICES INC.

         SECOND. It's registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

         THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

         (A) Shall have such rights, privileges, and powers as may be conferred upon corporations by any existing law.

         (B) May at any time exercise such rights, privileges, and powers when not inconsistent with the purposes and objects for which this corporation is organized.

         (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited , perpetually, or until dissolved and its affairs wound up according to law.

         (D) Shall have power to sue and be sued in any court of law or equity.

         (E) Shall have power to make contracts

         (F) Shall have power to hold, purchase, and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory, or country.

         (G) Shall have the power to  appoint  such  officers  and agents as the
affairs  of  the  corporation   shall  require,   and  to  allow  them  suitable
compensation.

         (H) Shall have the power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation, and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holdings of meetings of its stockholders.

         (I) Shall have power to wind up and dissolve itself, or be wound up or dissolve.

         (J) Shall have the power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp, if it desires, but such use or non use shall not in any way affect the legality of the document.

         (K) Shall have power to borrow money and contract debts when necessary for the transaction of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

         (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any state in government, and, while owners of such stock, bonds, securities, or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

         (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property or fund.

         (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and other countries.

         (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects in its certificates or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporations, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation, or any amendment thereof.

         (P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

         (Q) Shall have power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.


         FOURTH. That the total number of voting common stock authorized that may be issued by the Corporation is TWENTY-FIVE MILLION (25,000,000) shares of stock at $.001 par value and no other class of stock shall be authorized. Said shares with a par value of $.001 may be issued from time to time by the Board of Directors.

         FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may be from time to time be increased or decreased in such a manner as shall be provided by the By-laws of this corporation, providing that he number of directors shall not be reduced to fewer than one (1).

         The name and post office address of the first Board of Directors shall be (1) in number and listed as follows:

         NAME                                        POST OFFICE AND ADDRESS
         ----                                        -----------------------
         Betty J. Elpern                             2533 North Carson Street
                                                     Carson City, Nevada 89706

         SIXTH. The capital stock, after the amount of the subscription price, or pay the debts of the corporation.

         SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

         NAME                                        POST OFFICE ADDRESS
         ----                                        -------------------
         Betty J Elpern                              2533 North Carson Street
                                                     Carson City, Nevada 89706

         EIGHTH.  The resident agent for this corporation shall be:

                            LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or stationary address of this corporation in the State of Nevada, shall be:

                            2533 North Carson Street
                            Carson City, Nevada 89706

         NINTH.  The corporation is to have perpetual existence.

         TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
         Subject to By-Laws of the Corporation, if any, adopted by the stockholders, to make, alter or amend the By-Laws of the Corporation..
         To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.
         By resolution passed by a majority of the whole Board, to designate one

(1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

         When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

         ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

         TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer, provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statues. Any repeal or modification of the Article by the stockholders of the Corporation for acts or omissions prior to such repeal or modification.

         THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statue, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the Incorporator named for the purpose of forming a Corporation pursuant to the General Corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 3rd day of June, 1994.

/s/ Betty J. Elpern
-------------------
Betty J, Elpern

STATE OF NEVADA     )
                    )    SS:
CARSON CITY         )

On this 3rd day of June, 1994, in Carson City, Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

                                 Betty J. Elpern

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.


/s/ Beverly Thompson
--------------------
Notary Public

I, Laughlin Associated, Inc. hereby accept as resident Agent for the previously named Corporation.


6/3/94
/s/ Betty J. Elpern
-------------------
Service Coordinator